Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Savings Plan of StoneCo Ltd of our reports dated March 11, 2021, with respect to the consolidated financial statements of StoneCo Ltd and the effectiveness of internal control over financial reporting of StoneCo Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG Auditores Independentes S.S.

São Paulo, Brazil

June 07, 2021